CENTRAL GARDEN & PET ANNOUNCES Q3 FISCAL 2024 FINANCIAL RESULTS

Fiscal 2024 Q3 net sales of $996 million compared to $1,023 million a year ago
Fiscal 2024 Q3 GAAP EPS of $1.19 vs. $1.25 a year ago, Non-GAAP EPS of $1.32 vs. $1.40 a year ago
Maintains outlook for fiscal 2024 non-GAAP EPS of $2.00 or better ($2.50 or better before the February 2024 stock dividend)

WALNUT CREEK, Calif. – Central Garden & Pet Company (NASDAQ: CENT) (NASDAQ: CENTA) (“Central”), a market leader in the Pet and Garden industries, today announced financial results for its fiscal 2024 third quarter ended June 29, 2024.
"We delivered a solid third quarter earnings performance, recognizing that we had a record third quarter in 2023," said Beth Springer, Interim CEO. "Our Cost and Simplicity program continues to prove effective as evidenced in our improved gross margins. Looking ahead, we remain committed to our long-term Central to Home strategy."
Fiscal 2024 Third Quarter Financial Results
Net sales were $996 million compared to $1,023 million a year ago, a decrease of 3%. Organic net sales also decreased 3%.
Gross profit was $317 million compared to $318 million a year ago. Non-GAAP gross profit of $326 million was in line with the prior year. Gross margin expanded by 70 basis points to 31.8%. On a non-GAAP basis, gross margin expanded by 80 basis points to 32.7% driven by Central's Cost and Simplicity program and moderating inflation.
Operating income was $116 million compared to $123 million a year ago, a decrease of 6%. Non-GAAP operating income was $127 million compared to $137 million in the prior year. Operating margin was 11.6% compared to 12.0% a year ago. On a non-GAAP basis, operating margin was 12.8% compared to 13.4% in the prior year.
Net interest expense was $10 million compared to $13 million a year ago.
Net income was $80 million compared to $83 million in the prior year, a decrease of 4%. Non-GAAP net income was $88 million compared to $94 million a year ago. Earnings per share were $1.19 compared to $1.25 in the prior year, a decrease of $0.06. Non-GAAP earnings per share were $1.32 compared to $1.40 a year ago. Adjusted EBITDA was $156 million compared to $166 million a year ago.

The effective tax rate was 24.0% compared to 24.4% in the prior year.
Pet Segment Fiscal 2024 Third Quarter Results
Net sales for the Pet segment were $508 million compared to $503 million in the prior year, an increase of 1% driven by the recent TDBBS acquisition and growth in consumable pet products. Organic net sales decreased 2% excluding the impact of TDBBS.
Pet segment operating income was $83 million compared to $60 million a year ago, an increase of 39%. Operating margin expanded by 450 basis points to 16.4% compared to 11.9% driven by improved gross margin. Pet segment adjusted EBITDA was $94 million compared to $84 million in the prior year.
Garden Segment Fiscal 2024 Third Quarter Results
Net sales for the Garden segment were $488 million compared to $520 million a year ago, a decrease of 6%. Organic net sales decreased 4% excluding the impact of the sale of the independent garden channel distribution business.
Garden segment operating income was $63 million compared to $88 million in the prior year, a decrease of 29%. Non-GAAP operating income was $74 million. Operating margin contracted 410 basis points to 12.8% compared to 16.9%. On a non-GAAP basis, operating margin contracted 180 basis points to 15.1% driven by lower sell through in live plants. Garden segment adjusted EBITDA was $85 million compared to $99 million a year ago.
Liquidity and Debt
The cash balance at the end of the quarter was $570 million compared to $333 million a year ago driven by earnings and inventory reduction efforts over the last 12 months.
Cash provided by operations during the quarter was $286 million compared to $325 million a year ago.
Total debt as of June 29, 2024, and June 24, 2023 was $1.2 billion. The gross leverage ratio, as defined in Central's credit agreement, at the end of the third quarter was 3.0x compared to 3.1x at the end of the prior year quarter.

Cost and Simplicity Program
Central continues to advance its multi-year Cost and Simplicity program consisting of a pipeline of projects across procurement, manufacturing, logistics, portfolio management and administrative costs to simplify its business and improve efficiency across the organization.
In the third quarter of fiscal 2024, Central began winding down its pottery business.
As a result of Cost and Simplicity projects, Central incurred $11.1 million of one-time costs largely related to the pottery exit, including $8.6 million in cost of goods sold and $2.5 million in selling, general and administrative costs, the majority of which was non-cash.
Fiscal 2024 Guidance
Central continues to expect fiscal 2024 non-GAAP EPS to be $2.00 or better ($2.50 or better before the February 2024 stock dividend) despite currently anticipating a one-time charge in the range of $15-20 million in the fourth quarter. Given the recent significant decrease in market prices for grass seed, Central determined in August 2024 it will be necessary to write down the value of its grass seed inventory.
This outlook reflects uncertain consumer demand and retailer dynamics and an environment of macroeconomic and geopolitical volatility. It excludes the impact of any restructuring activities that may occur during the fourth quarter of fiscal 2024, including projects under the Cost and Simplicity program or other one-time non-recurring charges. Central now expects fiscal 2024 capital spending to be approximately $60 million.
Conference Call
Central's senior management will hold a conference call today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss its fiscal 2024 third quarter results and provide a general business update. The conference call and related materials can be accessed at http://ir.central.com.
Alternatively, to listen to the call by telephone, dial (201) 689-8345 (domestic and international) using confirmation #13746730.

About Central Garden & Pet
Central Garden & Pet Company (NASDAQ: CENT) (NASDAQ: CENTA) understands home is central to life and has proudly nurtured happy and healthy homes for over 40 years. With fiscal 2023 net sales of $3.3 billion, Central is on a mission to lead the future of the Pet and Garden industries. The Company’s innovative and trusted products are dedicated to helping lawns grow greener, gardens bloom bigger, pets live healthier, and communities grow stronger. Central is home to a leading portfolio of more than 65 high-quality brands including Amdro®, Aqueon®, Cadet®, Farnam®, Ferry-Morse®, Four Paws®, Kaytee®, K&H®, Nylabone® and Pennington®, strong manufacturing and distribution capabilities, and a passionate, entrepreneurial growth culture. Central is based in Walnut Creek, California, with 6,700 employees primarily across North America. Visit www.central.com to learn more.

Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts, including statements concerning evolving consumer demand and unfavorable retailer dynamics, the carryover impact from pricing actions, productivity initiatives and estimated capital spending, anticipated inventory write-down, and earnings guidance for fiscal 2024, are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. All forward-looking statements are based upon Central's current expectations and various assumptions. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release including, but not limited to, the following factors:
•impact of inflation and interest rates, and other adverse macro-economic conditions;
•fluctuations in market prices for seeds and grains and other raw materials, including the impact of the recent significant decline in grass seed market prices on our inventory valuation;
•our inability to pass through cost increases in a timely manner;
•our ability to recruit and retain members of our management team and employees, including a Chief Executive Officer, to support our businesses;
•fluctuations in energy prices, fuel and related petrochemical costs;
•declines in consumer spending and increased inventory risk during economic downturns;
•reductions in demand for product categories that benefited from the COVID-19 pandemic;
•adverse weather conditions;
•the success of our Central to Home strategy and our Cost and Simplicity program;
•risks associated with our acquisition strategy, including our ability to successfully integrate acquisitions and the impact of purchase accounting on our financial results;
•material weaknesses relating to the internal controls of recently acquired companies;
•seasonality and fluctuations in our operating results and cash flow;
•supply shortages in pet birds, small animals and fish;
•dependence on a small number of customers for a significant portion of our business;

•consolidation trends in the retail industry;
•risks associated with new product introductions, including the risk that our new products will not produce sufficient sales to recoup our investment;
•competition in our industries;
•continuing implementation of an enterprise resource planning information technology system;
•potential environmental liabilities;
•risks associated with international sourcing;
•impacts of tariffs or a trade war;
•access to and cost of additional capital;
•potential goodwill or intangible asset impairment;
•our ability to remediate material weaknesses in our internal control over financial reporting;
•our dependence upon our key executives;
•our ability to protect our trademarks and other proprietary rights;
•litigation and product liability claims;
•regulatory issues;
•the impact of product recalls;
•potential costs and risks associated with actual or potential cyberattacks;
•potential dilution from issuance of authorized shares;
•the voting power associated with our Class B stock; and
•the impact of new accounting regulations and the possibility our effective tax rate will increase as a result of future changes in the corporate tax rate or other tax law changes.

These risks and others are described in Central’s Securities and Exchange Commission filings. Central undertakes no obligation to publicly update these forward-looking statements to reflect new information, subsequent events or otherwise. Central has not filed its Form 10-Q for the fiscal quarter ended June 29, 2024, so all financial results are preliminary and subject to change.

Investor/Media Contact
Friederike Edelmann
VP, Investor Relations & Corporate Sustainability
(925) 412-6726
fedelmann@central.com

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(Tables Follow)

CENTRAL GARDEN & PET COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts, unaudited)

	June 29, 2024	June 24, 2023	September 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$570,398	$333,139	$488,730
Restricted cash	13,980	13,542	14,143
Accounts receivable (less allowance for credit losses and customer allowances of $24,838, $29,245 and $25,797)	507,524	492,850	332,890
Inventories, net	784,775	865,496	838,188
Prepaid expenses and other	33,493	36,655	33,172
Total current assets	1,910,170	1,741,682	1,707,123
Plant, property and equipment, net	384,373	392,332	391,768
Goodwill	546,436	546,436	546,436
Other intangible assets, net	472,854	512,175	497,228
Operating lease right-of-use assets	188,506	172,379	173,540
Other assets	105,539	54,943	62,553
Total	$3,607,878	$3,419,947	$3,378,648
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$191,041	$198,406	$190,902
Accrued expenses	276,751	247,517	216,241
Current lease liabilities	53,363	50,209	50,597
Current portion of long-term debt	290	255	247
Total current liabilities	521,445	496,387	457,987
Long-term debt	1,189,366	1,187,498	1,187,956
Long-term lease liabilities	151,038	132,419	135,621
Deferred income taxes and other long-term obligations	150,249	156,537	144,271
Equity:
Common stock, $0.01 par value: 11,077,612, 11,098,584 and 11,077,612 shares outstanding at June 29, 2024, June 24, 2023 and September 30, 2023	111	111	111
Class A common stock, $0.01 par value: 54,719,533, 54,408,159 and 54,472,902 shares outstanding at June 29, 2024, June 24, 2023 and September 30, 2023	547	544	544
Class B stock, $0.01 par value: 1,602,374 shares outstanding at June 29, 2024, June 24, 2023 and September 30, 2023	16	16	16
Additional paid-in capital	595,646	588,597	594,282
Retained earnings	1,000,527	858,217	859,370
Accumulated other comprehensive loss	(3,199)	(1,955)	(2,970)
Total Central Garden & Pet Company shareholders’ equity	1,593,648	1,445,530	1,451,353
Noncontrolling interest	2,132	1,576	1,460
Total equity	1,595,780	1,447,106	1,452,813
Total	$3,607,878	$3,419,947	$3,378,648

CENTRAL GARDEN & PET COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	June 29, 2024	June 24, 2023	June 29, 2024	June 24, 2023
Net sales	$996,348	$1,023,269	$2,530,971	$2,559,936
Cost of goods sold	679,290	705,217	1,756,188	1,810,547
Gross profit	317,058	318,052	774,783	749,389
Selling, general and administrative expenses	201,122	195,222	556,988	548,112
Operating income	115,936	122,830	217,795	201,277
Interest expense	(14,720)	(14,542)	(43,412)	(43,887)
Interest income	4,504	1,408	12,016	2,287
Other income	225	853	1,047	3,147
Income before income taxes and noncontrolling interest	105,945	110,549	187,446	162,824
Income tax expense	25,468	27,000	43,733	39,446
Income including noncontrolling interest	80,477	83,549	143,713	123,378
Net income attributable to noncontrolling interest	753	423	1,572	570
Net income attributable to Central Garden & Pet Company	$79,724	$83,126	$142,141	$122,808
Net income per share attributable to Central Garden & Pet Company:
Basic	$1.21	$1.27	$2.17	$1.87
Diluted	$1.19	$1.25	$2.13	$1.84
Weighted average shares used in the computation of net income per share:
Basic	65,850	65,580	65,636	65,577
Diluted	66,945	66,725	66,848	66,832

CENTRAL GARDEN & PET COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Nine Months Ended
	June 29, 2024	June 24, 2023
Cash flows from operating activities:
Net income	$143,713	$123,378
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation and amortization	68,069	65,504
Amortization of deferred financing costs	2,013	2,023
Non-cash lease expense	39,183	38,180
Stock-based compensation	15,138	20,632
Deferred income taxes	3,622	9,125
Facility closures and business exit costs	16,385	13,923
Other operating activities	3,531	(450)
Change in assets and liabilities (excluding businesses acquired):
Accounts receivable	(169,867)	(115,358)
Inventories	58,705	69,610
Prepaid expenses and other assets	(383)	6,530
Accounts payable	(2,968)	(12,248)
Accrued expenses	51,213	44,221
Other long-term obligations	2,352	(55)
Operating lease liabilities	(38,902)	(37,449)
Net cash provided by operating activities	191,804	227,566
Cash flows from investing activities:
Additions to plant, property and equipment	(33,096)	(40,850)
Payments to acquire companies, net of cash acquired	(59,818)	—
Investments	(1,500)	(500)
Other investing activities	(175)	(100)
Net cash used in investing activities	(94,589)	(41,450)
Cash flows from financing activities:
Repayments of long-term debt	(289)	(223)
Borrowings under revolving line of credit	—	48,000
Repayments under revolving line of credit	—	(48,000)
Repurchase of common stock, including shares surrendered for tax withholding	(14,755)	(33,409)
Payment of contingent consideration liability	(63)	(33)
Distribution to noncontrolling interest	(900)	—
Net cash used by financing activities	(16,007)	(33,665)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	297	2,046
Net increase in cash, cash equivalents and restricted cash	81,505	154,497
Cash, cash equivalents and restricted cash at beginning of period	502,873	192,184
Cash, cash equivalents and restricted cash at end of period	$584,378	$346,681
Supplemental information:
Cash paid for interest	$48,853	$49,419
Cash paid for income taxes	$38,027	$5,363
New operating lease right of use assets	$56,849	$25,424

Use of Non-GAAP Financial Measures
We report our financial results in accordance with GAAP. However, to supplement the financial results prepared in accordance with GAAP, we use non-GAAP financial measures including non-GAAP net income and diluted net income per share, non-GAAP operating income, adjusted EBITDA and organic net sales. Management uses these non-GAAP financial measures that exclude the impact of specific items (described below) in making financial, operating and planning decisions and in evaluating our performance. Also, Management believes that these non-GAAP financial measures may be useful to investors in their assessment of our ongoing operating performance and provide additional meaningful comparisons between current results and results in prior operating periods. While Management believes that non-GAAP measures are useful supplemental information, such adjusted results are not intended to replace our GAAP financial results and should be read in conjunction with those GAAP results.
Adjusted EBITDA is defined by us as income before income tax, net other expense, net interest expense and depreciation and amortization and stock-based compensation expense (or operating income plus depreciation and amortization expense and stock-based compensation expense). Adjusted EBITDA further excludes one-time charges related to facility closures. We present adjusted EBITDA because we believe that adjusted EBITDA is a useful supplemental measure in evaluating the cash flows and performance of our business and provides greater transparency into our results of operations. Adjusted EBITDA is used by our management to perform such evaluations. Adjusted EBITDA should not be considered in isolation or as a substitute for cash flow from operations, income from operations or other income statement measures prepared in accordance with GAAP. We believe that adjusted EBITDA is frequently used by investors, securities analysts and other interested parties in their evaluation of companies, many of which present adjusted EBITDA when reporting their results. Other companies may calculate adjusted EBITDA differently and it may not be comparable.
The reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in the tables below.
Non-GAAP financial measures reflect adjustments based on the following items:
•Facility closures and business exit: we have excluded the charges related to our decision to exit the pottery business and the closure of distribution and manufacturing facilities as they represent infrequent transactions that impact the comparability between operating periods. They exclude the impact of the expenditures related to the Cost and Simplicity program we have embarked on to improve our future operations. We believe these exclusions supplement the GAAP information with a measure that may be useful to investors in assessing the sustainability of our operating performance.
From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful supplemental information to investors and management.
1.During the third quarter of fiscal 2024, we recognized incremental expense of $11.1 million in the consolidated statement of operations, from the decision to exit the pottery business, the closure of a live goods distribution facility in Delaware and the relocation of our grass seed research facility.
2.During the second quarter of fiscal 2024, we recognized incremental expense of $5.3 million in the consolidated statement of operations, from the closure of a manufacturing facility in Chico, California and the consolidation of our Southeast distribution network.
3.During the third quarter of fiscal 2023, we recognized incremental expense of $13.9 million in the consolidated statement of operations, from the closure of a leased manufacturing and distribution pet bedding facility in Athens, Texas.

Net Income and Diluted Net Income Per Share Reconciliation		GAAP to Non-GAAP Reconciliation Three Months Ended				GAAP to Non-GAAP Reconciliation Nine Months Ended
		June 29, 2024		June 24, 2023		June 29, 2024		June 24, 2023
		(in thousands, except per share amounts)
GAAP net income attributable to Central Garden & Pet Company		$79,724		$83,126		$142,141		$122,808
Facility closures & business exit	(1)	11,115	(3)	13,921	(1) (2)	16,385	(3)	13,921
Tax effect of facility closures & business exit		(2,590)		(3,373)		(3,823)		(3,373)
Non-GAAP net income attributable to Central Garden & Pet Company		$88,249		$93,674		$154,703		$133,356
GAAP diluted net income per share		$1.19		$1.25		$2.13		$1.84
Non-GAAP diluted net income per share		$1.32		$1.40		$2.31		$2.00
Shares used in GAAP and non-GAAP diluted net earnings per share calculation		66,945		66,725		66,848		66,832

Operating Income Reconciliation	GAAP to Non-GAAP Reconciliation
	Three Months Ended June 29, 2024			Nine Months Ended June 29, 2024
	GAAP	Facility Closure & Business Exit (1)(2)	Non-GAAP	GAAP	Facility Closure & Business Exit (1)(2)	Non-GAAP
	(in thousands)
Net sales	$996,348	$—	$996,348	$2,530,971	$—	$2,530,971
Cost of goods sold and occupancy	679,290	8,613	670,677	1,756,188	11,140	1,745,048
Gross profit	$317,058	$(8,613)	$325,671	$774,783	$(11,140)	$785,923
Selling, general and administrative expenses	201,122	2,502	198,620	556,988	5,245	551,743
Income from operations	$115,936	$(11,115)	$127,051	$217,795	$(16,385)	$234,180

Operating Income Reconciliation	GAAP to Non-GAAP Reconciliation
	Three Months Ended June 24, 2023			Nine Months Ended June 24, 2023
	GAAP	Facility closure (3)	Non-GAAP	GAAP	Facility closure (3)	Non-GAAP
	(in thousands)
Net sales	$1,023,269	$—	$1,023,269	$2,559,936	$—	$2,559,936
Cost of goods sold and occupancy	705,217	8,010	697,207	1,810,547	8,010	1,802,537
Gross profit	$318,052	$(8,010)	$326,062	$749,389	$(8,010)	$757,399
Selling, general and administrative expenses	195,222	5,911	189,311	548,112	5,911	542,201
Income from operations	$122,830	$(13,921)	$136,751	$201,277	$(13,921)	$215,198

Pet Segment Operating Income Reconciliation		GAAP to Non-GAAP Reconciliation Three Months Ended		GAAP to Non-GAAP Reconciliation Nine Months Ended
		June 29, 2024	June 24, 2023	June 29, 2024	June 24, 2023
		(in thousands)
GAAP operating income		$83,068	$59,969	$189,115	$154,779
Facility closure	(3)	—	13,921	—	13,921
Non-GAAP operating income		$83,068	$73,890	$189,115	$168,700
GAAP operating margin		16.4%	11.9%	13.5%	11.1%
Non-GAAP operating margin		16.4%	14.7%	13.5%	12.1%

Garden Segment Operating Income Reconciliation		GAAP to Non-GAAP Reconciliation Three Months Ended			GAAP to Non-GAAP Reconciliation Nine Months Ended
		June 29, 2024	June 24, 2023		June 29, 2024	June 24, 2023
		(in thousands)
GAAP operating income		$62,519	$88,088		$110,699	$126,887
Facility closure & business exit	(1)	11,115	—	(1) (2)	16,385	—
Non-GAAP operating income		$73,634	$88,088		$127,084	$126,887
GAAP operating margin		12.8%	16.9%		9.8%	10.9%
Non-GAAP operating margin		15.1%	16.9%		11.2%	10.9%

Organic Net Sales Reconciliation	GAAP to Non-GAAP Reconciliation
	Three Months Ended June 29, 2024			Nine Months Ended June 29, 2024
	Net sales (GAAP)	Effect of acquisitions & divestitures on net sales	Net sales organic	Net sales (GAAP)	Effect of acquisitions & divestitures on net sales	Net sales organic
	(in millions)
Q3 FY 24	$996.3	$15.8	$980.5	$2,531.0	$48.4	$2,482.6
Q3 FY 23	1,023.3	13.0	1,010.3	2,559.9	44.4	2,515.5
$ decrease	$(27.0)		$(29.8)	$(28.9)		$(32.9)
% decrease	(2.6)%		(2.9)%	(1.1)%		(1.3)%

Organic Pet Segment Net Sales Reconciliation	GAAP to Non-GAAP Reconciliation
	Three Months Ended June 29, 2024			Nine Months Ended June 29, 2024
	Net sales (GAAP)	Effect of acquisitions & divestitures on net sales	Net sales organic	Net sales (GAAP)	Effect of acquisitions & divestitures on net sales	Net sales organic
	(in millions)
Q3 FY 24	$508.0	$15.8	$492.2	$1,397.5	$48.4	$1,349.1
Q3 FY 23	503.3	—	503.3	1,394.3	—	1,394.3
$ increase (decrease)	$4.7		$(11.1)	$3.2		$(45.2)
% increase (decrease)	0.9%		(2.2)%	0.2%		(3.2)%

Organic Garden Segment Net Sales Reconciliation	GAAP to Non-GAAP Reconciliation
	Three Months Ended June 29, 2024			Nine Months Ended June 29, 2024
	Net sales (GAAP)	Effect of acquisitions & divestitures on net sales	Net sales organic	Net sales (GAAP)	Effect of acquisitions & divestitures on net sales	Net sales organic
	(in millions)
Q3 FY 24	$488.3	$—	$488.3	$1,133.5	$—	$1,133.5
Q3 FY 23	520.0	13.0	507.0	1,165.6	44.4	1,121.2
$ increase (decrease)	$(31.7)		$(18.7)	$(32.1)		$12.3
% increase (decrease)	(6.1)%		(3.7)%	(2.8)%		1.1%

Adjusted EBITDA Reconciliation		GAAP to Non-GAAP Reconciliation
		Three Months Ended June 29, 2024
		Pet	Garden	Corporate	Total
		(in thousands)
Net income attributable to Central Garden & Pet Company		$—	$—	$—	$79,724
Interest expense, net		—	—	—	10,216
Other income		—	—	—	(225)
Income tax expense		—	—	—	25,468
Net income attributable to noncontrolling interest		—	—	—	753
Income (loss) from operations		$83,068	$62,519	$(29,651)	$115,936
Depreciation & amortization		10,979	11,008	725	22,712
Noncash stock-based compensation		—	—	6,211	6,211
Facility closures & business exit	(1)	—	11,115	—	11,115
Adjusted EBITDA		$94,047	$84,642	$(22,715)	$155,974

Adjusted EBITDA Reconciliation		GAAP to Non-GAAP Reconciliation
		Three Months Ended June 24, 2023
		Pet	Garden	Corporate	Total
		(in thousands)
Net income attributable to Central Garden & Pet Company		$—	$—	$—	$83,126
Interest expense, net		—	—	—	13,134
Other income		—	—	—	(853)
Income tax expense		—	—	—	27,000
Net income attributable to noncontrolling interest		—	—	—	423
Income (loss) from operations		$59,969	$88,088	$(25,227)	$122,830
Depreciation & amortization		10,060	10,823	818	21,701
Noncash stock-based compensation		—	—	7,305	7,305
Facility closure	(3)	13,921	—	—	13,921
Adjusted EBITDA		$83,950	$98,911	$(17,104)	$165,757

Adjusted EBITDA Reconciliation		GAAP to Non-GAAP Reconciliation
		Nine Months Ended June 29, 2024
		Pet	Garden	Corporate	Total
		(in thousands)
Net income attributable to Central Garden & Pet Company		$—	$—	$—	$142,141
Interest expense, net		—	—	—	31,396
Other income		—	—	—	(1,047)
Income tax expense		—	—	—	43,733
Net income attributable to noncontrolling interest		—	—	—	1,572
Income (loss) from operations		$189,115	$110,699	$(82,019)	$217,795
Depreciation & amortization		32,901	33,028	2,140	68,069
Noncash stock-based compensation		—	—	15,138	15,138
Facility closures & business exit	(1) (2)	—	16,385	—	16,385
Adjusted EBITDA		$222,016	$160,112	$(64,741)	$317,387

Adjusted EBITDA Reconciliation		GAAP to Non-GAAP Reconciliation
		Nine Months Ended June 24, 2023
		Pet	Garden	Corporate	Total
		(in thousands)
Net income attributable to Central Garden & Pet Company		$—	$—	$—	$122,808
Interest expense, net		—	—	—	41,600
Other income		—	—	—	(3,147)
Income tax expense		—	—	—	39,446
Net income attributable to noncontrolling interest		—	—	—	570
Income (loss) from operations		$154,779	$126,887	$(80,389)	$201,277
Depreciation & amortization		30,647	32,483	2,374	65,504
Noncash stock-based compensation		—	—	20,632	20,632
Facility closure	(3)	13,921	—	—	13,921
Adjusted EBITDA		$199,347	$159,370	$(57,383)	$301,334